                                                                    EXHIBIT 8(b)

                TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT



          THIS AGREEMENT, made as of February __, 2000 by and between MERCURY QA EQUITY SERIES, INC., a Maryland corporation (the "Corporation"), on behalf of itself and each of its series listed on Exhibit A attached hereto, as such Exhibit may be amended from time to time (each a "Fund," and collectively, the "Funds") and FINANCIAL DATA SERVICES, INC., a Florida corporation ("FDS").

                                  WITNESSETH:

          WHEREAS, the Corporation wishes to appoint FDS to be the Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Fund upon, and subject to, the terms and provisions of this Agreement, and FDS is desirous of accepting such appointment upon, and subject to, such terms and provisions;

          NOW, THEREFORE, in consideration of mutual covenants contained in this Agreement, the Corporation and FDS agree as follows:

          1. Appointment of FDS as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent.

          (a) The Corporation hereby appoints FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Fund upon, and subject to, the terms and provisions of this Agreement.

          (b) FDS hereby accepts the appointment as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Fund, and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

          2.   Definitions.  In this Agreement:

          (I) The term "Act" means the Investment Company Act of 1940 as amended from time to time and any rule or regulation thereunder;

          (II) The term "Account" means any account of a Shareholder or, if the shares are held in an account in the name of a Broker-Dealer, for the benefit of an identified person, such account, including a Plan Account, any account under a plan (by whatever name referred to in the Prospectus) pursuant to the Self-Employed Individuals Retirement Act of 1962 ("Keogh Act Plan") and any account under a plan (by whatever name referred to in the Prospectus) pursuant to
Section 401(k) of the Internal Revenue Code ("Corporation Master Plan");

          (III) The term "application" means an application made by a Shareholder or prospective Shareholder respecting the opening of an Account;

          (IV) The term "Broker-Dealer" means a registered broker-dealer that sells shares of one or more of the Funds pursuant to a selected dealers agreement with respect to the Corporation;

          (V) The term "MFD" means Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation;

          (VI) The term "Officer's Instruction" means an instruction in writing given on behalf of one or more of the Funds to FDS, and signed on behalf of such Fund or Funds by the President, any Vice President, the Secretary or the Treasurer of the Corporation;

          (VII) The term "Plan Account" means an account opened by a Shareholder or prospective Shareholder in respect of an open account, monthly payment or withdrawal plan (in each case by whatever name referred to in the Prospectus), and may also include an account relating to any other plan if and when provision is made for such plan in the Prospectus;

          (VIII) The term "Prospectus" means the Prospectus and the Statement of Additional Information of the relevant Fund as from time to time in effect;

          (IX)  The term "Shareholder" means a holder of record of Shares;

          (X) The term "Shares" means shares of stock of the Corporation irrespective of class or series.

          3. Duties of FDS as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent.

          (a) Subject to the succeeding provisions of the Agreement, FDS hereby agrees to perform the following functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for each Fund;

                    (I)  Issuing, transferring and redeeming Shares;

                    (II)  Opening, maintaining, servicing and closing Accounts;

                    (III) Acting as agent for each Fund's Shareholders and/or customers of a Broker-Dealer in connection with Plan Accounts, upon the terms and subject to the conditions contained in the Prospectus and application relating to the specific Plan Account;

                    (IV) Acting as agent of each Fund and/or a Broker-Dealer, maintaining such records as may permit the imposition of such a contingent deferred sales charge as may be described in the Prospectus, if any, including such reports as may be reasonably requested by the Corporation with respect to such Shares as may be subject to a contingent deferred sales charge;

                    (V) Upon the redemption of Shares subject to such a contingent deferred sales charge, if any, calculating and deducting from the redemption proceeds thereof the amount of such charge in the manner set forth in the Prospectus. FDS shall pay, on behalf of MFD, to a Broker-Dealer such deducted contingent deferred sales charges imposed upon all Shares maintained in the name of that Broker-Dealer, or maintained in the name of an account identified as a customer account of that Broker-Dealer. Sales charges imposed upon any other Shares shall be paid by FDS to MFD;

                    (VI) Exchanging the investment of a Shareholder into, or from, the shares of other open-end investment companies or other series of the Corporation, if any, if and to the extent permitted by the Prospectus at the direction of such Shareholder;

                    (VII)  Processing redemptions;

                    (VIII)  Examining and approving legal transfers;

                    (IX) Furnishing such confirmations to Shareholders of transactions relating to their Shares as required by applicable law;

                    (X) Acting as agent for the Corporation with respect to furnishing each Shareholder such appropriate periodic statements relating to Accounts, together with additional enclosures, including appropriate income tax information and income tax forms duly completed, as required by applicable law, as well as furnishing such information to each Broker-Dealer to enable the Broker-Dealer to provide such information to its customers;

                    (XI) Acting as agent for the Corporation with respect to mailing annual, semi-annual and quarterly reports prepared by or on behalf of each Fund, and mailing new Prospectuses upon their issue to each Shareholder as required by applicable law as well as causing such materials to be mailed to each Broker-Dealer to enable the Broker-Dealer to deliver such materials to its customers;

                    (XII) Furnishing such periodic statements of transactions effected by FDS, reconciliations, balances and summaries as a Fund may reasonably request;

                    (XIII) Maintaining such books and records relating to transactions effected by FDS as are required by the Act, or by any other applicable provision of law, rule or regulation, to be maintained by the Corporation or its transfer agent with respect to such transactions, and preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation and as may be agreed upon from time to time between FDS and the Corporation. In addition, FDS agrees to maintain and preserve master files and historical computer tapes on a daily basis in multiple separate locations a sufficient distance apart to ensure preservation of at least one copy of such information;

                    (XIV) Withholding taxes on non-resident alien Accounts, preparing and filing U.S. Treasury Department Form 1099 and other appropriate forms as required by applicable law with respect to dividends and distributions; and

                    (XV) Reinvesting dividends for full and fractional Shares and disbursing cash dividends, as applicable, pursuant to instructions received from the Shareholder at the time an Account is established.

          (b) FDS agrees to act as proxy agent in connection with the holding of annual, if any, and special meetings of Shareholders, mailing such notices, proxies and proxy statements in connection with the holding of such meetings as may be required by applicable law, receiving and tabulating votes cast by proxy and communicating to the Corporation the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Corporation certified lists of Shareholders as of such date, in such form and containing such information as may be required by the Corporation.

          (c) FDS agrees to deal with, and answer in a timely manner, all correspondence and inquiries relating to the functions of FDS under this Agreement with respect to Accounts.

          (d) FDS agrees to furnish to the Corporation such information and at such intervals as is necessary for the Funds to comply with the registration and/or the reporting requirements (including applicable escheat laws) of the Securities and Exchange Commission, blue sky authorities or other governmental authorities.

          (e) FDS agrees to provide to the Corporation such information as may reasonably be required to enable each Fund to reconcile the number of outstanding Shares between FDS' records and the account books of the Corporation.

          (f) Notwithstanding anything in the foregoing provisions of this paragraph, FDS agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be agreed in a writing signed by both parties.

          4.   Compensation.   In consideration for the services to be provided
by FDS hereunder, the Corporation agrees to pay FDS, out of the assets of each Fund, based on each Fund's allocable share of the foregoing fees, charges and costs, the fees and charges, as well as FDS' out-of-pocket expenses, for services described in this Agreement as set forth in the Schedule of Fees attached hereto.

          5.   Right of Inspection.   FDS agrees that it will, in a timely
manner, make available to any officer, accountant, attorney or authorized agent of the Corporation, and permit any such person to examine and make transcripts and copies (including photocopies and computer or other electronical information storage media and print-outs) of, any and all of its books and records which relate to any transaction or function performed by FDS under or pursuant to this Agreement.

          6. Confidential Relationship. FDS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than the Shareholder concerned, or the Corporation, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same), except as may be authorized by the Corporation by way of an Officer's Instruction.

          7.   Indemnification.   The Corporation shall indemnify and hold FDS
harmless from any losses, costs, damages and reasonable expenses, including reasonable attorney's fees (provided that such attorney is appointed with the Corporation's consent, which consent shall not be unreasonably withheld) incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, provided that this indemnification shall not apply to actions or omissions of FDS in cases of willful misconduct, failure to act in good faith or negligence by FDS, its officers, employees or agents, and further provided that prior to confessing any claim against it which may be subject to this indemnification, FDS shall give the Corporation reasonable opportunity to defend against said claim in its own name or in the name of FDS. An action taken by FDS upon any Officer's Instruction reasonably believed by it to have been properly executed shall not constitute willful misconduct, failure to act in good faith or negligence under this Agreement.

          8.   Regarding FDS.

          (a) FDS hereby agrees to hire, purchase, develop and maintain such dedicated personnel, facilities, equipment, software, resources and capabilities as both parties may mutually determine to be reasonably necessary for the satisfactory performance of the duties and responsibilities of FDS hereunder. FDS warrants and represents that its officers and supervisory personnel charged with carrying out its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Corporation possess the special skill and technical knowledge appropriate for that purpose. FDS shall at all times exercise due care and diligence in the performance of its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Corporation. FDS agrees that, in determining whether it has exercised due care and diligence, its conduct shall be measured by the standard applicable to persons possessing such special skill and technical knowledge.

          (b) FDS warrants and represents that it is duly authorized and permitted to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent under all applicable laws and that it will immediately notify the Corporation of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

          9.   Termination.

          (a) This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and shall thereafter continue from year to year. This Agreement may be terminated by the Corporation, with respect to any one or more Funds, or by FDS (in each case, without penalty to the other party), provided that the terminating party gives the other party written notice of such termination at least sixty (60) days in advance, except that the Corporation may terminate this Agreement immediately upon written notice to FDS if the authority or permission of FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent has been revoked or if any proceeding or other action which the Corporation reasonably believes will lead to such revocation has been commenced.

          (b) Upon termination of this Agreement, FDS shall deliver all Shareholder records, books, stock ledgers, instruments and other documents (including computerized or other electronically stored information) made or accumulated in the performance of its duties as Transfer Agent, Disbursing Agent and Shareholder Servicing Agent for the Corporation along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or Officer's Instruction; and the Corporation assumes all responsibility for failure thereafter to produce any paper, record or document so delivered and identified in the locator document, if and when required to be produced.

          10.  Amendment.   This Agreement may be amended or modified only by
further written agreement between the parties.

          11. Governing Law. This Agreement shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers and their respective corporate seals hereunto duly affixed and attested, as of the day and year above written.

                                MERCURY QA EQUITY SERIES, INC.



                                By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                FINANCIAL DATA SERVICES, INC.



                                By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT A


Series of MERCURY QA EQUITY SERIES, INC.

Mercury QA Large Cap Core Fund
Mercury QA Large Cap Value Fund
Mercury QA Large Cap Growth Fund
Mercury QA Mid Cap Fund
Mercury QA Small Cap Fund
Mercury QA International Fund

                                Pricing Schedule

------------------------------------------------------------------------------------------------------------
Distribution Channel                                                           Closed    Base  Transaction
                                                  Class I & A   Class B & C   Account    Fee       Fee
------------------------------------------------------------------------------------------------------------
MLPF&S                                                 $11.00        $14.00     $0.20    N/A       N/A
                                                                                 per
                                                                                month
------------------------------------------------------------------------------------------------------------
FDS                                                    $20.00        $23.00     $0.20    N/A       N/A
                                                                                 per
                                                                                month
------------------------------------------------------------------------------------------------------------
MFA ERISA*                                               0.10%         0.10%     N/A     N/A       N/A
------------------------------------------------------------------------------------------------------------
"Large" and "Mid" market employee benefit               $11.00        $14.00     N/A     N/A       $1.00
accounts
------------------------------------------------------------------------------------------------------------
"Small" market             Account size**                N/A           N/A       N/A     N/A        N/A
employee benefit       --------------------                                -------------------------------
accounts                   less than $1,000                                      $ 7.00             N/A
                       --------------------                                -------------------------------
                              $1,000-$2,500                                      $11.00             N/A
                       --------------------                                -------------------------------
                        greater than $2,500                                      $11.00      $        1.00
                       --------------------                                -------------------------------
------------------------------------------------------------------------------------------------------------

*ERISA accounts held in the MFA (Mutual Fund Advisor) program or any other program requiring equalization under ERISA

**As of the last business day of each month

Note 1:         The above schedule is exclusive of out of pocket costs
Note 2:         All charges are annual position basis

                              Out of Pocket Costs

----------------------------------------------------------------------------------------------
 .Postage                                  .Handling costs (ADP)
----------------------------------------------------------------------------------------------
 .Envelopes/stationary                    .Fed wire charges (excluding wires to/from a Fund's
                                          custody accounts
----------------------------------------------------------------------------------------------
 .Record storage and retrieval            .Forms
----------------------------------------------------------------------------------------------
 .Telephone (local and long distance )    .Any other costs as agreed in writing by the parties
----------------------------------------------------------------------------------------------
 .Pre-authorized checks
----------------------------------------------------------------------------------------------
 .Returned check fees/charges and
 other similar fees/charges
----------------------------------------------------------------------------------------------